Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-231186 and 333-238304 on Form S-8 of our reports dated March 1, 2021, relating to the financial statements of Beyond Meat, Inc. and subsidiaries and the effectiveness of Beyond Meat, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP
Los Angeles, California
March 1, 2021